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                                                             Exhibit 10-AZ



                     CONSULTING AND RESIGNATION AGREEMENT


          THIS CONSULTING AGREEMENT (the "Agreement") is made to be effective as of the 1st day of November, 1999, by and between Scott C. Smith ("Consultant") and Quality Dining, Inc., an Indiana corporation ("Company").

                                   Recitals
                                   --------

          1. Consultant has been employed by the Company as an employee at will.

          2. Consultant desires to resign his employment with the Company as of October 31, 1999 (the "Resignation Date").

          3. Consultant is, and will continue to be, knowledgeable concerning the Company's business and through years of experience has gained valuable knowledge and expertise in the full service restaurant business.

          4. The Company desires to retain Consultant as a consultant and Consultant desires to be so retained, upon the terms and conditions set forth in this Agreement.

                                   Agreement
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained herein, the parties hereto agree as follows:


                                   SECTION 1
                                   ---------

                                     Term
                                     ----

          Section 1.1. Term. The term ("Term") of this Agreement shall commence on November 1, 1999, and shall continue through October 31, 2000.


                                   SECTION 2
                                   ---------

                                  Resignation
                                  -----------

          Section 2.1. Resignation. Consultant hereby resigns his employment with the Company effective as of the Resignation Date.

          Section 2.2 Stock Options. Consultant acknowledges that any and all stock options to acquire shares of the Company's common stock are "underwater" and hereby agrees that all such options shall be terminated as of the Resignation Date.

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                                   SECTION 3
                                   ---------

                              Consulting Services
                              -------------------

          Section 3.1. Creation of the Relationship. Upon the terms of this Agreement, and in recognition of Consultant's extensive experience and expertise, the Company hereby agrees to retain Consultant, and Consultant hereby agrees to be retained by the Company, during the Term of this Agreement and on the terms and conditions set forth herein, in the capacity of a consultant to the Company.

          Section 3.2. Duties of Consultant. During the Term hereof, Consultant agrees to render service to the Company as a consultant from time to time as may be reasonably requested by the Company, including but not limited to, advising the Company with respect to (i) the operations, marketing and development of the Company's full service restaurant businesses, (ii) assisting the Company in evaluating any potential full service restaurant acquisitions, divestitures, joint ventures or the like, and (iii) such other matters as may reasonably be requested by the Company. There shall not be a prescribed minimum or maximum number of hours to be devoted by Consultant in fulfillment of Consultant's duties hereunder. Consultant may provide services to the Company under this Agreement from Consultant's home or business location by telephone or in such other manner as is acceptable to Consultant and the Company. The relationship of Consultant to the Company hereunder shall be that of independent contractor and not as employee.


                                   SECTION 4
                                   ---------

                                 Compensation
                                 ------------

          Section 4.1. Compensation. Consultant shall be entitled to a consulting fee of $25,000 for the Term of this Agreement, payable in arrears in equal monthly installments of $2,083.33 on the last day of each month commencing November 30, 1999, with the last installment due on October 31, 2000. In the event of Consultant's death during the Term of this Agreement, Consultant shall be entitled only to the compensation provided for herein through the date of his death.


                                   SECTION 5
                                   ---------

                          Non-Competition Provisions
                          --------------------------

          Section 5.1. Trade Secrets. For purposes of this Agreement, the term "Trade Secret" includes not only that confidential or proprietary information defined as a "Trade Secret" under the Indiana Trade Secrets Act, I.C. (S)24-2-3-1 et seq. (the "Act"), but also that information which possesses independent economic benefit to the Company (including without limitation customer lists) and, from not being generally known by other persons who can obtain economic benefit from its disclosure or use. Consultant covenants that Consultant will, at all times, conform Consultant's conduct to the requirements of the Act and will not misappropriate (e.g., use or disclose to any third party) any Trade Secret of the Company. Consultant recognizes that the penalties for a Trade Secret violation may include disgorgement of profits, payment of royalties, compensatory damages, punitive damages, and attorney's fees. Consultant understands that (a) Consultant may ask the Company to render an opinion as to whether the Company considers certain knowledge to be a Trade Secret, if such a question should arise, and (b) upon termination of this Agreement for any reason, Consultant will continue to be prohibited from any time thereafter from misappropriating any Trade Secret of the Company.

          Section 5.2. Confidentiality. During the Term of this Agreement, Consultant shall keep confidential all Trade Secrets of the Company; maintain in trust, as the Company's property, all information concerning the Company's business; and return to the Company, all documents that belong to the Company and any and all copies thereof in Consultant's possession or under Consultant's control when this Agreement terminates, or at any time upon request by the Company.
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          Section 5.4.  Covenant Not to Raid Employees.  Until October 31, 2001,
Consultant shall not, directly or indirectly, employ, engage for personal service or favor (whether or not compensated), solicit for employment or advise or recommend to any other person that such person employ, or solicit for employment, any individual now or hereafter employed by the Company, or any affiliate of the Company; nor induce or entice any such employee to leave his or her employment; nor adversely interfere with past, present or prospective relationships between the Company and any of their clients, customers, suppliers, dealers, employees, agents or other persons or entities with which any of such companies deals. Notwithstanding anything to the contrary in this Agreement, the restrictions set forth in this Section 5.4 above will not apply with regard to any individual who has not been employed by the Company for 12 months or more.

          Section 5.4. Remedies. Consultant acknowledges and agrees that the Company would suffer irreparable harm as a result of any breach of the covenants contained herein and, therefore, agrees that, in the event of any actual or threatened breach of any such covenant, in addition to any other right or remedy which the Company may have (including monetary damages), the Company shall be entitled to specific enforcement through injunctive or other equitable relief obtained from a court with appropriate equity jurisdiction.


                                   SECTION 6
                                   ---------

                                 Miscellaneous
                                 -------------

     Section 6.1. Release. In consideration of the mutual agreements and covenants set forth herein, the receipt and sufficiency of which Consultant hereby acknowledges, Consultant and his heirs, executors, administrators and assigns hereby voluntarily, completely, unconditionally and irrevocably discharges and releases Company, its subsidiaries, parent, affiliates, officers, directors, employees, agents, predecessors, employee benefit plans and their fiduciaries, and other representatives of Company, and their successors and assigns (the "Released Parties"), from any and all claims, demands, causes of action, suits, charges, violation and/or liability whatsoever, known or unknown (including attorneys' fees, interest, expenses and costs actually incurred) involving any matter arising out of or in any way related, directly or indirectly, to Consultant's employment with Company or the termination thereof. The parties agree and acknowledge that the claims and actions released herein include, but are not limited to, any claim or action based upon any common law tort action, wrongful discharge, breach of contract and/or employment discrimination on the basis of race, color, sex, religion, national origin, age, disability, or any other basis under Title VII of the Civil Rights Act, Americans With Disabilities Act, Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Worker Adjustment Retraining and Notification Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, and Family and Medical Leave Act, all as amended, or their state or local counterparts, or any claim or action under any other federal, state, or local law, rule, or regulation.

          Section 6.2. Benefit and Burden. Consultant acknowledges that the covenants of Consultant are unique and personal; accordingly, Consultant may not assign any of Consultant's rights or delegate any of Consultant's duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company. The rights and obligations of Consultant under this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and permitted assigns of Consultant.

          Section 6.3. Nature of Relationship. The relationship of Consultant to the Company hereunder shall be that of an independent contractor, and not as an employee, a partner or joint venturer of the Company for any purpose. Consultant shall not have any right to make contracts or commitments for or on behalf of the Company, or to act in any manner as a representative of the Company.

          Section 6.4. Notices. Any notices to be given hereunder shall be deemed sufficiently given when in writing and when (a) actually served on the party to be notified, or (b) deposited in a receptacle of the United States mail, certified or registered, postage prepaid, addressed appropriately as follows:
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          If to Company at:  Daniel B. Fitzpatrick
                                       Quality Dining, Inc.
                                       4220 Edison Lakes Parkway
                                       Mishawaka, IN  46545

          If to Consultant at:         Scott C. Smith
                                       6601 W. Plano Parkway, #1626
                                       Plano, TX  75093

Such addresses may be changed by any party by written advice given pursuant to this Section.

          Section 6.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and all disputes regarding this Agreement shall be brought in the State of Indiana.

          Section 6.6. No Waiver. No failure on the part of any party at any time to require the performance by any other party of any term of this Agreement shall be taken or held to be a waiver of such term or in any way affect such parties' right to enforce such term, and no waiver on the part of any party of any term of this Agreement shall be deemed a continuing waiver or a waiver of any other term hereof or the breach thereof.

          Section 6.7. Modifications. This Agreement may not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

          Section 6.8. Captions. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

          Section 6.9. Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by the successful party or parties (including without limitation, costs, expenses, and fees on any appeals), and if the successful party or parties recovers judgment in any such action or proceeding, such costs, expenses, or attorneys' fees shall be included as part of the judgment.

          Section 6.10. Severability. The invalidity or unenforceability of any particular provision, or part thereof, of this Agreement shall not affect the other provisions, and this Agreement shall continue in all respects as if such invalid or unenforceable provision had not been contained herein. If any provision of this Agreement is in conflict with any applicable statute, rule, or other law, it shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              QUALITY DINING, INC.

                              By:  /s/ John C. Firth
                              ------------------------------------------
                                 John C. Firth, Executive Vice President


                                   /s/  Scott C. Smith
                              ------------------------------------------
                              Scott C. Smith